    As filed with the Securities and Exchange Commission on January 16, 1997
                                                      Registration No. 333-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  ROBERDS, INC.

             (Exact name of registrant as specified in its charter)

              OHIO                                     31-0801335
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

      1100 EAST CENTRAL AVENUE
           DAYTON, OHIO                                 45449-1888
(Address of principal executive offices)                (Zip code)

                       AMENDED AND RESTATED ROBERDS, INC.
                           DEFERRED COMPENSATION PLAN
                              FOR OUTSIDE DIRECTORS
                            (Full title of the plan)

                   ROBERT M. WILSON, EXECUTIVE VICE PRESIDENT
                                  ROBERDS, INC.
                            1100 EAST CENTRAL AVENUE
                             DAYTON, OHIO 45449-1888
                     (Name and address of agent for service)

                                 (937) 859-5127

          (Telephone number, including area code, of agent for service)

         Pursuant to Rule 429(b), the Resale Prospectus constituting a part of this Registration Statement also relates to the following four Registration Statements on Form S-8: Registration No. 33-73900, Registration No. 33-79182, Registration No. 33-81086 and Registration No. 33-97262.

                                              CALCULATION OF REGISTRATION FEE
=================================================================================================================================
                                                                Proposed Maximum     Proposed Maximum
 TITLE OF SECURITIES TO BE                                       Offering Price          Aggregate        Amount of Registration
      REGISTERED (1)           Amount to be Registered            Per Share (4)     Offering Price (4)             Fee
---------------------------------------------------------------------------------------------------------------------------------
       Common Shares
     without par value           25,000 shares (2)(3)               $8.1875             $204,687.50               $62.00

=================================================================================================================================


         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 the ("Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Maximum number of shares expected to be issued under the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors (the "Plan") prior to 2000.

         (3) Pursuant to Rule 416 under the Securities Act, additional shares of the Common Stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction are also being registered hereunder.

         (4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices per share of the Company's Common Shares reported on the Nasdaq National Market for January 9, 1997.

                                EXPLANATORY NOTE

         This Registration Statement contains a Prospectus as provided by General Instruction C to Form S-8 which relates to reoffers and resales of Common Shares of the Registrant by (i) certain of its directors who have acquired or may acquire shares pursuant to the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors or the Roberds, Inc. 1993 Outside Director Stock Option Plan (the "Director Plan"), or (ii) certain of its directors, officers and employees who have acquired or may acquire shares pursuant to the Roberds, Inc. 1993 Stock Incentive Plan (the "Incentive Plan"), the Roberds, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") and the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan (the "Profit Sharing Plan"). Registration statements on Form S-8 relating to Common Shares issued under the Director Plan, the Incentive Plan, the Stock Purchase Plan and the Profit Sharing Plan have been filed with the Securities and Exchange Commission (File Nos. 33-79182, 33-97262, 33-73900 and 33-81086).

PROSPECTUS

                                  ROBERDS, INC.

                             1,510,000 COMMON SHARES

                                Without Par Value

         This Prospectus relates to not more than 1,510,000 Common Shares without par value (the "Common Shares") of Roberds, Inc., an Ohio corporation (the "Company"), which have been or may be acquired by certain of its directors pursuant to the Roberds, Inc. Outside Director Stock Option Plan or the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors or certain of its directors, officers and employees pursuant to the Roberds, Inc. 1993 Stock Incentive Plan, the Roberds, Inc. Employee Stock Purchase Plan and the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan (collectively referred to in this Prospectus as the "Plans"). This Prospectus covers any offers that may be made from time to time by any or all of the security holders named herein (the "Security Holders"). None of the Security Holders have indicated to the Company any present intent to sell any shares of the Company. It is anticipated that the Security Holders will offer shares for sale at prices related to prevailing market prices. The Company will receive no part of the proceeds of the sales, if any, made hereunder. All expenses of registration are being borne by the Company, but all selling and other expenses, if any, incurred by the individual Security Holders will be borne by such Security Holders.

         The Company's common shares trade on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol "RBDS." On January 9, 1997, the closing price of the Common Shares was $8.25.

         The Security Holders and any broker executing selling orders on behalf of any Security Holder may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event commissions received by such broker may be deemed to be an underwriting commission under the Securities Act.

         SEE "CERTAIN FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON SHARES OFFERED HEREBY.


                               -----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January 16, 1997.

                              AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with the Securities and Exchange Commission (the "Commission") which includes this Prospectus with respect to the Common Shares of the Company offered by Security Holders hereby. As permitted by the rules and regulations of the Commission, this Prospectus omits certain information contained in the Registration Statement. For further information with respect to the Company and the Common Shares offered hereby, reference is made to the Registration Statement, including the exhibits and schedules thereto, which may be inspected without charge at the Commission at 450 Fifth Street, N.W., Washington, D.C. 20459 upon payment of prescribed fees. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

         The Company files reports and other information with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at 500 West Madison, 14th Floor, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048, and copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

         The Common Shares trade on the Nasdaq National Market tier of the Nasdaq Stock Market, and reports, proxy statements and other information concerning the Company may be inspected and copied at the offices of the Nasdaq National Market at 1735 K Street, N.W., Washington, D.C. 20006.

         The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Requests for such copies should be directed to the attention of the Corporate Secretary, Roberds, Inc., 1100 East Central Avenue, Dayton, Ohio 45449-1888, (937) 859-5127.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents of the Company previously filed with the Commission are, as of their respective dates, incorporated in this Prospectus by reference and made a part hereof:

         1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996.

         3.       Description of the Registrant's Common Shares contained in
                  Item 1 of the Registrant's Registration Statement on Form 8-A (File No. 0-22702) filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all Common Shares offered have been sold or which deregisters all Common Shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be made a part hereof from the respective date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein which has been filed with the Commission as of the date hereof shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement contained in this Prospectus shall be deemed to be modified or superseded by any statement contained in a document incorporated or deemed to be incorporated by reference which has been filed with the commission after the date hereof to the extent that a statement written in such subsequently filed document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge a copy of all documents mentioned above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that is incorporated herein) to each person receiving this Prospectus (including any beneficial owner), upon the written or oral request of such person. Requests for such copies should be directed to:



                                  Roberds, Inc.
                            1100 East Central Avenue
                             Dayton, Ohio 45449-1888
                         Attention: Corporate Secretary
                            Telephone: (937) 859-5127



NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE SECURITY HOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF ANY OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                   THE COMPANY

         Roberds is a leading retailer of a broad range of home furnishing products, including furniture, bedding, major appliances and consumer electronics.

         The Company was incorporated in 1971 under the laws of the State of Ohio. Its executive offices are located at 1100 East Central Avenue, Dayton, Ohio 45449-1888, and its telephone number is (937) 859-5127.

                                 CERTAIN FACTORS

         In considering matters discussed in this Prospectus, prospective purchasers of Common Shares should carefully consider certain risks associated with the Common Shares including, but not limited to, the following:

CYCLICAL NATURE OF BUSINESS

         The market for furniture, bedding, major appliances and consumer electronics has historically been cyclical, fluctuating significantly with general economic cycles. During economic downturns, these product lines tend to experience longer periods of recession and greater declines than the general economy. The Company believes that the industry is significantly influenced by economic conditions generally and particularly by the level of housing activity, interest rates, consumer confidence, personal discretionary spending and credit availability. There can be no assurance that a prolonged economic downturn would not have a material adverse effect on the Company.

RELIANCE ON VENDORS AND PRODUCT LINES

         Vendors provide the Company with substantial incentives in the form of discounts, volume rebates, inventory financing programs and cooperative advertising. There can be no assurance that such vendor incentives will continue at such levels. A reduction in or discontinuance of these vendor incentives or significant delays in receiving them could have a material adverse effect on the Company. Access to certain vendors and brand names is important to the Company's continuing success. The loss of a key vendor, such as General Electric or Broyhill, could have a material adverse effect on the Company.

EXPANSION

         The Company's growth depends, in part, on its ability to open new stores in existing markets, successfully remodel certain of its key stores and expand into new markets. There can be no assurances, however, that the Company will be able to locate favorable store sites and arrange favorable leases for new stores, open new stores in a timely manner, and hire, train and integrate employees and managers in those new stores. There also can be no assurances that the remodeling of certain key stores will be successful and will not significantly disrupt operations at those stores. Similarly, there can be no assurances that the Company will be successful in its existing markets or in any markets into which it may expand.

COMPETITION

         The furniture, bedding, major appliance and consumer electronics retailing industries are highly competitive and fragmented. While the Company's competition varies by product line and geographic market, Roberds competes with many independent local retailers, regional and national specialty retailers, department stores, general merchandisers and mail order merchandisers. Competition has caused decreased gross margins, particularly in the electronics product category. Certain of the companies that compete directly with the Company have substantially greater financial and other resources than those of the Company.

CONTROL BY INITIAL SHAREHOLDERS

         After completion of the Company's initial public offering ("IPO") in November, 1993, the three individuals who owned all of the outstanding Common Shares prior to the IPO (the "Initial Shareholders") continued to own a majority of the outstanding Common Shares, and continue to be in a position to control the outcome of all action requiring shareholder approval, including the election of the entire Board of Directors, thereby insuring their ability to control the future direction and management of the Company.

DEPENDENCE ON LEASES WITH AFFILIATED PARTIES.

         The Company leases a substantial number of its properties from the Initial Shareholders or entities controlled by one or more of them.

DEPENDENCE ON SENIOR MANAGEMENT

         The Company's performance depends to a significant extent upon the efforts and abilities of certain members of senior management, in particular those of Kenneth W. Fletcher, who has served as President of the Company since its founding in 1971. The loss of the services of any member of senior management, in particular those of Mr. Fletcher, could have a material adverse effect upon the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of the IPO, 5,866,667 Common Shares were outstanding. Of these shares, the 2,700,000 Common Shares sold in the IPO are eligible for sale in the public market without restriction, except for any shares purchased in the IPO by an affiliate of the Company, and the remaining 3,166,667 Common Shares are eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933. In addition, the Company has filed Registration Statements on Form S-8 with respect to all of the 1,300,000 Common Shares issuable under the Company's 1993 Stock Incentive Plan, all of the 10,000 Common Shares issuable pursuant to the Company's Outside Director Stock Option Plan, all of the 150,000 Common Shares issuable under the Company's Employee Stock Purchase Plan, all of the 25,000 Common Shares issuable under the Amended and Restated Roberds, Inc. Deferred Compensation Plan and 25,000 Common Shares issuable under the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan. Sales of a substantial number of Common Shares in the public market, whether by purchasers in the IPO or Initial Shareholders, or the perception that such sales could occur, could adversely affect the market price of the Common Shares and could impair the Company's future ability to raise through an offering of its equity securities.

EFFECT OF CERTAIN CHARTER AND REGULATION PROVISIONS

         The Company's Amended Articles of Incorporation and Regulations contain provisions that may discourage acquisition bids for the Company and could limit the price that certain investors might be willing to pay in the future for Common Shares. Among such provisions are requirements for staggered terms of directors and super-majority voting requirements for certain business combinations.

OTHER FACTORS POSSIBLY AFFECTING FUTURE PERFORMANCE OF THE COMPANY

         In addition to the factors identified above, future performance of the Company may be affected by the factors identified in the section headed "Forward-Looking Statements" contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, which is incorporated in this Prospectus by reference and made a part hereof, and by additional factors that may be identified in future filings by the Company with the Commission.

                              PLAN OF DISTRIBUTION

         The following table sets forth as of December 31, 1996, the names of the Security Holders, relevant information regarding the relationship of the Security Holders to the Company, the number of Common Shares beneficially owned by each of them (including all shares that may be acquired upon exercise of options or stock appreciation rights whether or not currently exercisable or exercisable within 60 days), the number of shares covered by this Prospectus and the number and percentage of shares held assuming all shares covered by the Prospectus were sold.

                                                                TOTAL                             NUMBER OF         PERCENTAGE
                                                                NUMBER OF                         SHARES HELD       OWNERSHIP
                                                                SHARES            NUMBER OF       ASSUMING          ASSUMING
                                                                BENEFICIALLY      SHARES          SALE OF           SALE OF
                                                                OWNED             COVERED         SHARES COVERED    SHARES COVERED
NAME AND ADDRESS OF                                             INCLUDING         BY THIS         BY THIS           BY THIS
BENEFICIAL OWNER                    TITLE                       OPTIONS(1)        PROSPECTUS(1)   PROSPECTUS(2)     PROSPECTUS(2)
-------------------                 -----                       ------------      -------------   --------------    --------------
Kenneth W. Fletcher                 Chairman,                   1,496,020          -0-            1,496,020          25.2
1100 East Central Avenue            President,
Dayton, Ohio 45449                  Chief Executive
                                    Officer

Donald C. Wright                    Vice Chairman,              1,495,670          -0-            1,495,670          25.2
1100 East Central Avenue            Assistant Secretary
Dayton, Ohio 45449

Howard W. Smith                     President-                    176,627          -0-              176,627           3.0
1100 East Central Avenue            Dayton Market,
Dayton, Ohio 45449                  Director

Robert M. Wilson                    Executive Vice                 35,150       35,000                  150           *
1100 East Central Avenue            President, Chief
Dayton, Ohio 45449                  Financial Officer,
                                    Assistant Treasurer,
                                    General Counsel,
                                    Secretary,
                                    Director

Michael E. Ray                      President-                     10,000       10,000                  -0-           *
1100 East Central Avenue            Tampa Market
Dayton, Ohio 45449

Michael Van Autreve                 Vice President-                15,000       15,000                  -0-           *
1100 East Central Avenue            Bedding
Dayton, Ohio 45449

Arthur C. Lanciers                  Vice President-                11,629       11,629                  -0-           *
1100 East Central Avenue            Furniture
Dayton, Ohio 45449

                                                                   TOTAL                            NUMBER OF         PERCENTAGE
                                                                   NUMBER OF                        SHARES HELD       OWNERSHIP
                                                                   SHARES          NUMBER OF        ASSUMING           ASSUMING
                                                                   BENEFICIALLY    SHARES           SALE OF             SALE OF
                                                                   OWNED           COVERED          SHARES COVERED   SHARES COVERED
NAME AND ADDRESS OF                                                INCLUDING       BY THIS          BY THIS             BY THIS
BENEFICIAL OWNER                    TITLE                          OPTIONS(1)      PROSPECTUS(1)    PROSPECTUS(2)     PROSPECTUS(2)
----------------                    -----                          ----------      -------------    -------------     -------------
Charles Palko                       Vice President -               10,000          10,000                  -0-               *
1100 East Central Avenue            Appliances
Dayton, Ohio 45449

Brent D. Scharff                    President -                     1,083           1,083                  -0-               *
1100 East Central Avenue            Dayton Market
Dayton, Ohio 45449

William A. Webber                   Vice President -                9,000           9,000                  -0-               *
1100 East Central Avenue            Electronics
Dayton, Ohio 45449

Robert M. (Mickey) James            President -                    11,294          11,294                  -0-               *
1100 East Central Avenue            Atlanta Market,
Dayton, Ohio 45449                  Appliances

James H. Scott                      President -                    12,073          12,073                  -0-               *
1100 East Central Avenue            Cincinnati Market
Dayton, Ohio 45449

Michael A. Bruns                    Vice President,                 6,000           6,000                  -0-               *
1100 East Central Avenue            Controller,
Dayton, Ohio 45449                  Chief Accounting
                                    Officer

Dean P. Macarelli                   Vice President -                7,000           7,000                  -0-               *
1100 East Central Avenue            Advertising
Dayton, Ohio 45449

Wayne B. Hawkins                    Treasurer                       6,425           6,425                  -0-               *
1100 East Central Avenue
Dayton, Ohio 45449

Jerry L. Kirby                      Director                        3,500           2,000                1,500               *
One Citizens Federal Centre
Dayton, Ohio 45402

Gilbert P. Williamson               Director                        3,057           3,057                  -0-               *
2320 Kettering Tower
Dayton, Ohio 45423

                                                         TOTAL                                NUMBER OF           PERCENTAGE
                                                         NUMBER OF                            SHARES HELD         OWNERSHIP
                                                         SHARES               NUMBER OF       ASSUMING            ASSUMING
                                                         BENEFICIALLY         SHARES          SALE OF             SALE OF
                                                         OWNED                COVERED         SHARES COVERED      SHARES COVERED
NAME AND ADDRESS OF                                      INCLUDING            BY THIS         BY THIS             BY THIS
BENEFICIAL OWNER                    TITLE                OPTIONS(1)           PROSPECTUS(1)   PROSPECTUS(2)       PROSPECTUS(2)
----------------                    -----                ----------           -------------   -------------       -------------

James F. Robeson                    Director                  4,172           3,172                1,000               *
5120 Bonham Road
Oxford, Ohio

C. E. Gunter                        Director                  2,000           2,000                  -0-               *
1100 East Central Avenue
Dayton, Ohio 45449

----------------
           * Less than one percent

         (1) Includes (a) all Common Shares that may be acquired upon exercise of options outstanding at the date of this Prospectus, whether or not currently exercisable or exercisable within 60 days and (b) all Common Shares vested for the benefit of the named persons under the Roberds, Inc. Profit Sharing and Employee Retirement Savings Plan, the Roberds, Inc. Employee Stock Purchase Plan, the Roberds, Inc. 1993 Stock Incentive Plan or the Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors. Excludes Common Shares covered by this Prospectus as to which the number is not determinable because such Common Shares may be acquired in the future under one or more of the plans.

         (2) Assumes all Common Shares acquired by such persons covered by this Prospectus have been sold. None of the Security Holders have indicated any present intent to sell any shares of the Company.


    The preceding table may be amended or supplemented from time to time to reflect changes in the persons included as Security Holders and changes in other information presented. Inclusion in the table as a Security Holder above is not any admission that the person so named is an "executive officer" or affiliate of the Company within the meaning of Rule 405 under the Securities Act.

    The Security Holders may make private sales of the Common Shares from time to time directly or through a broker or brokers. In connection with any sales, the Security Holders and any brokers participating in such sale may be deemed to be "underwriters" within the meaning of the Act. Security Holders may sell shares in public or private transactions at negotiated prices or market prices either directly or through a broker or brokers.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

    Section 1701.13 of the Ohio Revised Code provides generally, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit because such person was or is a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or entity. In the event that any director or officer succeeds on the merits in any action, indemnification is required. Such indemnification includes attorneys fees, actually and reasonably incurred by such a person in connection with the defense or settlement of any such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with regard to criminal actions, the director or officer had no reason to believe his conduct was unlawful. In the context of a derivative suit by or in the right of a corporation, a corporation may indemnify a director or officer if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and such director or officer is not adjudged to be liable for negligence or misconduct to the corporation, or the action or lawsuit is not brought under provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends or distributions of assets.

    Directors only are entitled to advancement of costs incurred in defending any suit or derivative action, provided that any such action does not arise under the provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends, or distributions of assets. In order to receive mandatory advancement, a director must first agree to cooperate with the corporation and repay the amount advanced if it is proven by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or reckless disregard for the corporation's best interests.

    The indemnification provided pursuant to the Ohio General Corporation Law is not exclusive and is in addition to any further indemnification provided pursuant to a corporation's code of regulations, any other agreement or otherwise.

    Article VI of the Registrant's Amended Code of Regulations provides that the Registrant shall provide indemnity pursuant to the foregoing paragraph to the fullest extent authorized by law, including, the provisions of the Ohio General Corporation Law. In addition, the Amended Code of Regulations entitles officers to advancement of costs incurred in defending any suit or derivative action. In connection with actions initiated by any director or officer seeking indemnity, indemnification will be provided only if the action, suit or proceeding initiated by such person was authorized by the board of directors. All indemnification rights provided by the Amended Code of Regulations are deemed contract rights pursuant to which any such person entitled to indemnification may bring suit as if the provisions of the Amended Code of Regulations were set forth in a separate written contract between the Registrant and any director or officer.

    The Company maintains an insurance policy covering its directors and officers for alleged wrongful acts or omissions within the scope of their duties subject to certain exclusions and deductibles. The cost of that policy is borne by the Company.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference.
         ------------------------------------------------

    The following documents previously filed by Roberds, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof from the date of filing of the documents:

    1. The Company's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1995;

    2. The Company's Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, June 30, 1996 and September 30, 1996; and

    3. The description of the Company's common shares, without par value (the "Common Shares"), contained in the Company's registration statement on Form 8-A (File No. 0-22702), including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  Description of Securities.
         --------------------------

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers.
         ------------------------------------------

    Section 1701.13 of the Ohio Revised Code provides generally that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit because such person was or is a director, officer, employee, member, manager or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation or entity. In the event that any director or officer succeeds on the merits in any action, indemnification is required. Such indemnification includes attorneys fees actually and reasonably incurred by such a person in connection with the defense or settlement of any such action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with regard to criminal actions, the director or officer had no reason to believe his conduct was unlawful. In the context of a derivative suit by or in the right of a corporation, a corporation may indemnify a director or officer if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and such director or officer is not adjudged to be liable for negligence or misconduct to the corporation, or the action or lawsuit is not brought under provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends or distributions of assets.

    Directors only are entitled to advancement of costs incurred in defending any suit or derivative action, provided that any such action does not arise under the provisions of the Ohio General Corporation Law pertaining to unlawful loans, dividends, or distributions of assets. In order to receive mandatory advancement, a director must first agree to cooperate with the corporation and repay the amount advanced if it is proven by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or reckless disregard for the corporation's best interests.

    The indemnification provided pursuant to the Ohio General Corporation Law is not exclusive and is in addition to any further indemnification provided pursuant to a corporation's code of regulations, any other agreement or otherwise.

    Article VI of the Company's Amended Code of Regulations provides that the Company shall provide indemnity to the fullest extent authorized by law, including, the provisions of the Ohio General Corporation Law. In addition, the Amended Code of Regulations entitles officers to advancement of costs incurred in defending any suit or derivative action. In connection with actions initiated by any director or officer seeking indemnity, indemnification will be provided only if the action, suit or proceeding initiated by such person was authorized by the board of directors. All indemnification rights provided by the Amended Code of Regulations are deemed contract rights pursuant to which any such person entitled to indemnification may bring suit as if the provisions of the Amended Code of Regulations were set forth in a separate written contract between the Company and any director or officer.

    The Company maintains an insurance policy covering its directors and officers for alleged wrongful acts or omissions within the scope of their duties. Subject to certain exclusions and deductibles, the amount of that coverage is $10 million. The cost of that policy is borne by the Company.

ITEM 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

ITEM 8.  Exhibits.
         ---------

  EXHIBIT
   NUMBER                          DESCRIPTION OF DOCUMENT
   ------                          -----------------------

    4.1 Amended Articles of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-8, File No. 33-73900).

    4.2 Amended Code of Regulations of the Company (incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form S-8, File No. 33-73900).

    4.3 Specimen certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4.3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, File No. 0-22702).

    5.1            Opinion of Arter & Hadden.

    23.1           Independent Auditors' Consent.

    23.2           Consent of Arter & Hadden (included in Exhibit 5.1).

    24             Powers of Attorney.

    99.1 Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors, as amended.

ITEM 9.  Undertakings.
         -------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(a) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on January 14, 1997.

                                  ROBERDS, INC.

                                  By:     /s/ Robert M. Wilson
                                     ------------------------------------------
                                              Robert M. Wilson
                                         Executive Vice President and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the day of January 14, 1997.


     SIGNATURE                                                     TITLE
     ---------                                                     -----
               *                                         Chairman of the Board of Directors,
-------------------------------------                    Chief Executive Officer and President
Kenneth W. Fletcher                                      (Principal Executive Officer)

 /s/ Robert M. Wilson                                    Director, Executive Vice President and
-------------------------------------                    Chief Financial Officer (Principal Financial
Robert M. Wilson                                         Officer)

               *                                         Vice President, Controller and Chief Accounting
-------------------------------------                    Officer (Principal Accounting Officer)
Michael A. Bruns

               *                                         Director
-------------------------------------
Carl E. Gunter

               *                                         Director
-------------------------------------
Jerry L. Kirby

               *                                         Director
-------------------------------------
Gilbert P. Williamson

               *                                         Director
-------------------------------------
Donald C. Wright

               *
-------------------------------------
James F. Robeson


*By:  /s/  Robert M. Wilson
    ---------------------------------
       Robert M. Wilson
       Attorney-in-Fact
       pursuant to powers of attorney filed herewith



         The Plan. Pursuant to the requirements of the Securities Act of 1933, the plan administrators have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on January 14, 1997.

                                       AMENDED AND RESTATED ROBERDS, INC.
                                       DEFERRED COMPENSATION PLAN FOR
                                       OUTSIDE DIRECTORS

                                       By:  /s/ Robert M. Wilson
                                          ----------------------------
                                            Robert M. Wilson
                                            Plan Administrator
                                            on behalf of the Board of Directors
                                            of Roberds, Inc.

                                  EXHIBIT INDEX
                                  -------------

NUMBER                         DESCRIPTION OF DOCUMENT
------                         -----------------------

4.1 Amended Articles of Incorporation of the Company's (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-8, File No. 33-73900).

4.2 Amended Code of Regulations of the Company (incorporated by reference to Exhibit 4.2 to the Company's registration statement on Form S-8, File No. 33-73900).

4.3 Specimen certificate for the Registrant's Common Shares (incorporated by reference to Exhibit 4.3.1 to the Company's Annual Report of Form 10-K for the fiscal year ended December 31, 1995, File No. 0-22802).

5.1            Opinion of Arter & Hadden.

23.1           Independent Auditors' Consent.

23.2           Consent of Arter & Hadden (Included in Exhibit 5.1).

24             Powers of Attorney.

99.1 Amended and Restated Roberds, Inc. Deferred Compensation Plan for Outside Directors, as amended.